UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14C
Information Statement Pursuant to Section 14(c)
of the Securities Exchange Act of 1934

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REGENERX BIOPHARMACEUTICALS, INC.

(Name of Registrant as Specified In Its Charter)

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PRELIMINARY COPY
REGENERX BIOPHARMACEUTICALS, INC.
15245 Shady Grove Road, Suite 470
Rockville, MD 20850
(301) 208-9191

INFORMATION STATEMENT

WE ARE NOT ASKING YOU FOR A PROXY AND
YOU ARE REQUESTED NOT TO SEND US A PROXY.
Dear Stockholder,
     This Information Statement is being mailed to you on or about May ___, 2010, as a record holder of common stock, par value $0.001 per share (the “Common Stock”) of RegeneRx Biopharmaceuticals, Inc., a Delaware corporation (the “Company,” “we,” “our” or “us”) to inform you of (i) the approval on April 28, 2010 (the “Board Approval Date”) of resolutions by our Board of Directors proposing an amendment (the “Certificate of Amendment”) to our Restated Certificate of Incorporation, as amended to date (the “Certificate of Incorporation”) to (A) increase the number of authorized shares of capital stock from 101,000,000 shares to 201,000,000 shares and (B) increase the number of authorized shares of Common Stock from 100,000,000 shares to 200,000,000 shares (with (A) and (B) being referred to collectively as the “Authorized Share Increase”) and (ii) our receipt of written consents from stockholders, effective as of April 30, 2010, approving the Certificate of Amendment and the Authorized Share Increase.
     The written consents approving the Certificate of Amendment and Authorized Share Increase were effected in lieu of a special meeting of the stockholders of the Company. Under Section 228 of the Delaware General Corporation Law (the “DGCL”), any action that can be taken at an annual or special meeting of stockholders may be taken without a meeting, without prior notice and without a vote, if the holders of outstanding stock having not less than the minimum number of votes that are necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present have consented to such action in writing. Under Section 242 of the DGCL, the approval of the Certificate of Amendment and Authorized Share Increase requires the affirmative vote or written consent of a majority of the votes entitled to be cast by holders of the issued and outstanding shares of Common Stock. Each holder of Common Stock is entitled to one vote per share held of record on any matter that may properly come before the stockholders. In order to eliminate the costs and management time involved in holding a special meeting and to effect and ratify the Certificate of Amendment and Authorized Share Increase as early as possible in order to accomplish the purposes described in this Information Statement, we obtained written consents approving the Certificate of Amendment and Authorized Share Increase from holders of the voting power required to effect the Authorized Share Increase by the DGCL.
     As of the Board Approval Date, there were 60,406,828 shares of Common Stock issued and outstanding. Stockholders holding 31,393,530 shares of our issued and outstanding Common Stock as of the Board Approval Date, or approximately 52.0% of the outstanding Common Stock, approved the Certificate of Amendment and Authorized Share Increase. The resolutions adopted by the Board of Directors and the written consents of the stockholders grant us the authority to file the Certificate of Amendment with the Secretary of State of the State of Delaware, thereby effecting the Authorized Share Increase. However, pursuant to Rule 14c-2 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), the Certificate of Amendment cannot be filed with the Secretary of State of the State of Delaware until at least 20 calendar days after the date this Information Statement is first mailed to our stockholders. As a result, it is anticipated that the Certificate of Amendment will be filed with the Secretary of State of the State of Delaware, and the Authorized Share Increase will be consummated, on or about June ___, 2010, or as soon thereafter as practicable.

i

     This is not a notice of a meeting of stockholders and no stockholders’ meeting will be held to consider the matters described herein. This Information Statement is being furnished to all of our stockholders solely for the purpose of informing stockholders of the Certificate of Amendment and Authorized Share Increase described herein before it takes effect. This Information Statement also serves as notice of the action taken by stockholders without a meeting, pursuant to Section 228(e) of the DGCL. A copy of the Certificate of Amendment and the written consents of the stockholders are attached to this Information Statement as Annex A.
     We will pay the expenses of furnishing this Information Statement to stockholders, including the cost of preparing, assembling and mailing this Information Statement.
By Order of the Board of Directors,

/s/ J.J. Finkelstein
J.J. Finkelstein
President and Chief Executive Officer

ii

GENERAL INFORMATION
     This Information Statement is being furnished to the stockholders of RegeneRx Biopharmaceuticals, Inc., a Delaware corporation (the “Company”), in lieu of a special meeting in connection with a proposal (the “Proposal”) to approve an amendment to the Company’s Restated Certificate of Incorporation, as amended to date (the “Certificate of Amendment”) to (A) increase the number of authorized shares of capital stock from 101,000,000 shares to 201,000,000 shares and (B) increase the number of authorized shares of Common Stock from 100,000,000 shares to 200,000,000 shares (with (A) and (B) being referred to collectively in this Information Statement as the “Authorized Share Increase”). This Information Statement is being sent to you because the Company’s stockholders holding a majority of the voting power of the Company have approved the Proposal by written consent in lieu of holding a special meeting to vote on the Proposal.
     The Company’s Board of Directors approved a resolution at a meeting held on April 28, 2010 and recommended that the Proposal be approved by stockholders. The Company’s stockholders holding a majority of the voting power of the Company approved the Proposal, pursuant to written consents that were effective as of April 30, 2010. The proposed Authorized Share Increase will become effective upon the filing of the Certificate of Amendment with the Secretary of State of the State of Delaware. The Company anticipates that the filing of the Certificate of Amendment will occur on or about June ___, 2010 (the “Effective Date”). If the Proposal had not been adopted by written consent, it would have been required to be considered by the Company’s stockholders at a special or annual stockholders’ meeting convened for the specific purpose of approving the Proposal.
     Under Section 228 of the Delaware General Corporation Law, any action that can be taken at an annual or special meeting of stockholders may be taken without a meeting, without prior notice and without a vote, if the holders of outstanding stock having not less than the minimum number of votes that will be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted consent to such action in writing. Under Section 242 of the Delaware General Corporation Law, the approval of the Certificate of Amendment and Authorized Share Increase requires the affirmative vote or written consent of a majority of the issued and outstanding shares of Common Stock. Each stockholder is entitled to one vote per share held of record on any matter which may properly come before the stockholders. In order to eliminate the costs and management time involved in holding a special meeting and to effect or ratify the Proposal as early as possible in order to accomplish the purposes of the Company as described in this Information Statement, the Board of Directors of the Company voted to seek written consents to the Proposal from stockholders holding a majority of the voting power of the Company.

PROPOSAL
AMENDMENT TO RESTATED CERTIFICATE OF INCORPORATION
TO EFFECT AUTHORIZED SHARE INCREASE
     At a duly called meeting held on April 28, 2010, our Board of Directors approved a resolution authorizing and recommending that our stockholders approve a proposal to effect the Authorized Share Increase. Subsequently, stockholders of the Company holding a majority of the voting power of the Company executed written consents authorizing and approving the proposal to effect the Authorized Share Increase. The Authorized Share Increase will become effective upon filing of the Certificate of Amendment with the Delaware Secretary of State, but our Board of Directors reserves the right not to make such filing if it deems it appropriate not to do so. The form of Certificate of Amendment is attached as Annex A to this Information Statement.
Purpose of the Authorized Share Increase
     The Board and our stockholders have approved the Authorized Share Increase, which would have the effect of increasing the number of authorized shares of capital stock from 101,000,000 shares to 201,000,000 shares and increasing the number of authorized shares of Common Stock from 100,000,000 shares to 200,000,000 shares.
     In addition to the 60,406,828 shares of Common Stock outstanding on the date of this Information Statement, we have reserved:
•	4,914,112 shares of Common Stock for issuance upon exercise of currently outstanding options granted under our stock option plan;

•	1,550,888 shares of Common Stock for issuance upon exercise of options which may be granted under our stock option plan; and

•	7,933,851 shares of Common Stock for issuance upon exercise of outstanding warrants currently held by investors.
     Therefore, as of the date of this Information Statement, we have 74,805,679 shares of Common Stock outstanding or reserved for future issuance.
Proposed Public Offering
     We have filed a registration statement on Form S-1 relating to the a proposed underwritten public offering of our securities (the “Proposed Offering”). As of the date of this Information Statement, in the Proposed Offering, we plan to issue and sell up to 19,000,000 units, with each unit consisting of one share of Common Stock and 0.4 warrants to purchase Common Stock. Therefore, the units being offered consist of an aggregate of 19,000,000 shares of Common Stock and warrants to purchase an aggregate of 7,600,000 additional shares of Common Stock. As part of the Proposed Offering, the underwriters have an option to purchase additional units to cover over-allotments, if any, in an amount up to 15% of the number of units being sold. Therefore, based on our current expectations with respect to the size of the Proposed Offering, we could issue up to an additional 2,850,000 shares of Common Stock and warrants to purchase up to an additional 1,140,000 shares of Common Stock pursuant to the exercise of the underwriters’ over-allotment option. In addition, we have agreed to issue a warrant to purchase up to 1,330,000 shares of Common Stock to the representative of the underwriters in the Proposed Offering.
     The final number of units to be issued in the Proposed Offering has not yet been determined. Therefore, depending on the final number of units to be sold in the Proposed Offering, it is possible that the number of shares of Common Stock to be issued as part of the Proposed Offering, when aggregated with (i) the shares underlying the warrants to be issued in the Proposed Offering, including the warrant to be issued to the representative of the underwriters, and (ii) the shares of Common Stock currently outstanding and reserved for issuance, will exceed the 100,000,000 shares of Common Stock currently authorized under the Certificate of Incorporation.

Other Plans
     Although at present we have no definitive plans to issue any additional shares of capital stock beyond the Proposed Offering, we desire to have the shares available to provide additional flexibility to use our capital stock for business and financial purposes in the future. The additional shares may be used for various purposes without further stockholder approval. For example, later this year our board of directors expects to approve a new equity incentive plan, subject to stockholder approval, to replace our current 2000 stock option plan that expires in December 2010. Other purposes of future issuances of capital stock may include raising capital, establishing strategic relationships with other companies or making acquisitions.
Rights of Common Stock
     The additional Common Stock to be authorized by the Authorized Share Increase would have rights identical to the currently outstanding Common Stock. The Authorized Share Increase and any issuance of additional Common Stock will not affect the rights of the holders of our Common Stock, except for effects incidental to increasing the number of shares of Common Stock outstanding, such as dilution of the earnings per share and voting rights of holders of Common Stock. Shares of our Common Stock are not entitled to preemptive rights.
Interests of our Executive Officers and Directors in the Authorized Share Increase
     No director or executive officer, or any affiliate thereof, or any other person has any interest, direct or indirect, by security holdings or otherwise, in the Proposal that is not shared by a majority of the stockholders of the Company. As described below under “Approving Stockholders,” entities affiliated with Sigma-Tau Finanziaria, S.p.A. (such entities collectively being referred to as “Sigma-Tau Group”) have voted to approve the Certificate of Amendment and the Authorized Share Increase. Members of the Sigma-Tau Group have expressed an interest in purchasing an unspecified number of units in the Proposed Offering.
Approving Stockholders
          The record date established by our Board of Directors for purposes of determining the number of outstanding shares of common stock the Company, and thus the voting power, was the Board Approval Date. As of the Board Approval Date, there were 60,406,828 shares of Common Stock outstanding. Each share of Common Stock entitles the holder thereof to one vote on all matters submitted to stockholders. A majority of the outstanding shares of Common Stock was required to approve the Proposal.
          Our stockholders listed in the table below (the “Approving Stockholders”) collectively owned an aggregate of 31,393,530 shares of Common Stock registered in their respective names (which number does not include shares held beneficially in “street name” through a broker or other nominee) as of the Board Approval Date, representing approximately 52.0% of the voting power of the Company, and gave their written consent to the Proposal described in this Information Statement effective as of April 30, 2010. The Approving Stockholders, and the number of shares registered in each of their respective names and for which consents were delivered, are as follows:

	Number of Shares
	Registered in	% of Outstanding
Name of Registered Owner	Owner’s Name	Common Stock
Defiante Farmaceutica LDA	12,011,185	19.9%
Chaumiere-Consultadoria e Servicos SDC Unipessoal LDA	8,175,110	13.5%
Inverlochy-Consultadoria e Servicos (S.U.) LDA	5,052,582	8.4%
Sigma-Tau Finanziaria, S.p.A.	984,615	1.6%
J.J. Finkelstein	1,372,638	2.3%
Allan L. Goldstein	1,581,526	2.6%
Joseph C. McNay	1,327,111	2.2%
Richard J. Hindin	888,763	1.5%

Total:	31,393,530	52.0%

*	Less than one percent.

Regulatory Approvals
     We are not seeking written consent from any other stockholders, and the other stockholders will not be given an opportunity to vote with respect to the Proposal. All necessary corporate and regulatory approvals have been obtained, and this Information Statement is furnished solely for the purposes of:
•	advising stockholders of the action taken by written consent, as required by Delaware law; and

•	giving stockholders advance notice of the corporate action to be taken, as required by the Exchange Act.
Effective Date of the Authorized Share Increase
     The Authorized Share Increase will become effective immediately upon filing the Certificate of Amendment with the Secretary of State of the State of Delaware. The proposed Certificate of Amendment is attached as Annex A to this Information Statement. We will determine when such filing will occur, but we anticipate filing the Certificate of Amendment on or about June ___, 2010, which is 20 days after the date of the mailing of this Information Statement, or as soon as practicable thereafter.
Absence of Appraisal Rights
     The approval by the Approving Stockholders of the Proposal does not provide any other stockholder any right to dissent and obtain appraisal of or payment for such stockholder’s shares under the Delaware General Corporation Law or our Certificate of Incorporation or Bylaws.
Security Ownership of Certain Beneficial Owners and Management
     The following table sets forth the beneficial ownership of our Common Stock as of the Board Approval Date by:
•	each person, or group of affiliated persons, who is known by us to beneficially own more than 5% of our common stock;

•	each of our named executive officers, as defined in our annual report on Form 10-K for the year ended December 31, 2009;

•	each of our directors; and

•	all of our executive officers and directors as a group.
     We have determined beneficial ownership in accordance with the rules of the SEC. These rules generally attribute beneficial ownership of securities to persons who possess sole or shared voting power or investment power with respect to those securities. In addition, the rules include shares of Common Stock issuable pursuant to the exercise of stock options or warrants that are either immediately exercisable or exercisable on or before June 27,

2010, which is 60 days after the Board Approval Date. These shares are deemed to be outstanding and beneficially owned by the person holding those options or warrants for the purpose of computing the percentage ownership of that person, but they are not treated as outstanding for the purpose of computing the percentage ownership of any other person. Unless otherwise indicated, the persons or entities identified in this table have sole voting and investment power with respect to all shares shown as beneficially owned by them, subject to applicable community property laws.
     Except as otherwise noted below, the address for persons listed in the table is c/o RegeneRx Biopharmaceuticals, Inc., 15245 Shady Grove Road, Suite 470, Rockville, Maryland 20850.

	Beneficial Ownership(1)
Beneficial Owner	Number of Shares		Percent of Total
5% Stockholders:

Entities affiliated with Sigma-Tau Finanziaria, S.p.A. Via Sudafrica, 20, Rome, Italy 00144	30,142,859	(2)	46.9%

Named Executive Officers and Other Directors:

J.J. Finkelstein	2,299,636	(3)	3.8%
Allan L. Goldstein	2,152,538	(4)	3.5%
Richard J. Hindin	1,175,459	(5)	1.9%
Joseph C. McNay	1,537,135	(6)	2.5%
Mauro Bove	197,155	(7)	*
L. Thompson Bowles	124,843	(8)	*
C. Neil Lyons	348,143	(9)	*
David R. Crockford	396,250	(8)	*

All directors and executive officers as a group (8 persons)	8,231,159	(10)	13.0%

*	Less than one percent.

(1)	This table is based upon information supplied by officers, directors and principal stockholders. Unless otherwise indicated in the footnotes to this table and subject to community property laws where applicable, we believe that each of the stockholders named in this table has sole voting and investment power with respect to the shares indicated as beneficially owned. Applicable percentages are based on 60,406,828 shares of common stock outstanding on the Board Approval Date, adjusted as required by rules promulgated by the Securities and Exchange Commission (the “SEC”).

(2)	Consists of 984,615 shares of common stock held of record held by Sigma-Tau Finanziaria, S.p.A. (“Sigma-Tau”); 12,011,185 shares of common stock held of record and 589,481 shares of common stock issuable upon exercise of warrants held by Defiante Farmaceutica LDA (“Defiante”), a subsidiary of Sigma-Tau, that are exercisable within 60 days of the Board Approval Date; 5,052,582 shares of common stock held of record and 1,228,486 shares of common stock issuable upon exercise of warrants held by Inverlochy-Consultadoria e Servicos (S.U.) LDA (“Inverlochy”), an entity wholly owned by Claudio Cavazza, who directly and indirectly owns 57% of Sigma-Tau, that are exercisable within 60 days of the Board Approval Date; and 8,175,110 shares of common stock held of record and 2,101,400 shares of common stock issuable upon exercise of warrants held by Chaumiere-Consultadoria e Servicos SDC Unipessoal LDA (“Chaumiere”), an indirect wholly-owned subsidiary of Aptafin S.p.A., which is owned by Paolo Cavazza and members of his family, that are exercisable within 60 days of the Board Approval Date. Paolo Cavazza directly and indirectly owns 38% of Sigma-Tau.

(3)	Consists of 1,377,638 shares of common stock held of record by Mr. Finkelstein and 51,000 shares of common stock held of record by Mr. Finkelstein’s daughter over which Mr. Finkelstein shares voting and dispositive power. Also includes 870,998 shares of common stock issuable upon exercise of options exercisable within 60 days of the Board Approval Date.

(4)	Consists of 1,586,846 shares of common stock held of record by Dr. Goldstein and 565,692 shares of common stock issuable upon exercise of options exercisable within 60 days of the Board Approval Date.

(5)	Consists of 967,710 shares of common stock held of record by Mr. Hindin and 207,749 shares of common stock issuable upon exercise of options exercisable within 60 days of the Board Approval Date.

(6)	Consists of 1,339,111 shares of common stock held of record by Mr. McNay and 198,024 shares of common stock issuable upon exercise of options exercisable within 60 days of the Board Approval Date.

(7)	Consists of shares of common stock issuable upon exercise of options exercisable within 60 days of the Board Approval Date. Mr. Bove is an officer of Sigma-Tau, but he has no beneficial ownership over the reported securities as he has no voting or dispositive power with respect to the securities held by Sigma-Tau and its affiliates described in Note 2 above.

(8)	Consists of shares of common stock issuable upon exercise of options exercisable within 60 days of the Board Approval Date.

(9)	Consists of 10,000 shares of common stock held of record by Mr. Lyons and 338,143 shares of common stock issuable upon exercise of options exercisable within 60 days of the Board Approval Date.

(10)	Consists of 5,332,305 shares of common stock held of record and 2,898,854 shares of common stock issuable upon exercise of options exercisable within 60 days of the Board Approval Date.
FORWARD-LOOKING STATEMENTS
     This Information Statement and other reports that we file with the SEC contain forward-looking statements about our business within the meaning of Section 21E of the Exchange Act and Section 27A of the Securities Act of 1933, as amended. For this purpose, any statements that are not statements of historical fact may be deemed to be forward-looking statements. Words such as “believes,” “contemplates,” “expects,” “anticipates,” “estimates,” “intends,” “plans,” “can,” “will,” “may” and similar expressions are intended to identify forward-looking statements, which speak only as of the date of this Information Statement. Neither we nor any other person assumes responsibility for the accuracy and completeness of these forward-looking statements. Future events and actual results could differ materially from those described in, contemplated by or underlying the forward-looking statements. Some of these risks and uncertainties include, but are not limited to:
•	the occurrence of any event, change or other circumstance that could give rise to the abandonment of the Authorized Share Increase;

•	the failure of the Authorized Share Increase to be consummated for any other reason, including, without limitation, failure to consummate the Proposed Offering;

•	the occurrence of any event, change or other circumstance that could cause our Common Stock to be delisted from the NYSE Amex stock exchange; and

•	the risk factors discussed in the preliminary prospectus included in Pre-Effective Amendment No. 1 to the Registration Statement on Form S-1 filed with the SEC on April 23, 2010 and in our Annual Report on Form 10-K for the fiscal year ended December 31, 2009 filed with the SEC on March 31,

2010, which you are urged to read in their entirety in connection with any decision to buy or sell or engage in any other kind of transaction involving our Common Stock in advance of the consummation of the Authorized Share Increase.
     For these reasons, you should not place undue reliance on any forward-looking statements included in this Information Statement. Except as specified in SEC regulations, we have no duty to publicly release information that updates the forward-looking statements contained in this Information Statement.
AVAILABLE INFORMATION
     We are subject to the informational requirements of the Exchange Act and in accordance with the Exchange Act file reports, proxy statements and other information with the SEC. These reports, proxy statements and other information can be inspected and copied at the public reference facilities of the SEC at Room 1580, 100 F Street, NE, Washington, D.C. 20549. Copies of this material can also be obtained at prescribed rates by writing to the Public Reference Section of the Commission at Room 1580, 100 F Street, NE, Washington, D.C. 20549. In addition, these reports, proxy statements and other information, including this Information Statement, are available from the EDGAR filings obtained through the SEC’s website (http://www.sec.gov).
NOTICE TO STOCKHOLDERS SHARING AN ADDRESS
     Only one Information Statement is being delivered to two or more stockholders who share an address unless we have received contrary instruction from one or more of the stockholders. We will promptly deliver upon written or oral request a separate copy of this Information Statement to a stockholder at a shared address to which a single copy of the document was delivered upon oral or written request to:
REGENERX BIOPHARMACEUTICALS, INC.
Attn: Chief Financial Officer
15245 Shady Grove Road, Suite 470
Rockville, MD 20850
(301) 208-9191
     Stockholders may also address future requests for separate delivery of Information Statements, annual reports and proxy statements, or request delivery of a single copy of Information Statements, annual reports and proxy statements if they are receiving multiple copies, to us at the address listed above or by contacting us by telephone at (301) 208-9191.

SIGNATURE
     Pursuant to the requirements of the Exchange Act, the Company has duly caused this Information Statement to be signed on its behalf by the undersigned hereunto authorized.

By Order of the Board of Directors,
/s/ J.J. Finkelstein
J.J. Finkelstein President and Chief Executive Officer

Rockville, Maryland
May             , 2010

ANNEX A
FORM OF CERTIFICATE OF AMENDMENT OF RESTATED
CERTIFICATE OF INCORPORATION OF
REGENERX BIOPHARMACEUTICALS, INC.

     RegeneRx Biopharmaceuticals, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the “Corporation”), hereby certifies that:
     First: The name of the Corporation is RegeneRx Biopharmaceuticals, Inc.
     Second: The original name of the Corporation is Alpha 1 Biomedicals, Inc. and the date of filing the original Certificate of Incorporation of the Corporation with the Secretary of State of the State of Delaware was May 13, 1982.
     Third: The Board of Directors of the Corporation, acting in accordance with the provisions of Sections 141 and 242 of the General Corporation Law of the State of Delaware, adopted resolutions amending its Restated Certificate of Incorporation as follows:
     Article 4 shall be amended and restated to read in its entirety as follows:
“4. Authorized Capital Stock. The total number of shares of capital stock which the Corporation shall have the authority to issue is Two Hundred One Million (201,000,000) shares divided into two classes of which One Million (1,000,000) shares of the par value of $.001 per share shall be designated Preferred Stock and Two Hundred Million (200,000,000) shares of the par value of $.001 per share shall be designated Common Stock.”
     Fourth: Pursuant to a resolution of the Board of Directors, an action by written consent of the stockholders of the Company, in lieu of a special meeting, was duly executed in accordance with Section 228 of the General Corporation Law of the State of Delaware, by the holders of outstanding stock of the Company having not less than the minimum number of votes that would be necessary to approve this Certificate of Amendment at a meeting at which all shares entitled to vote thereon were present and voting.
     Fifth: This Certificate of Amendment has been duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.
     In Witness Whereof, RegeneRx Biopharmaceuticals, Inc. has caused this Certificate of Amendment to be signed by its President and attested to by its Assistant Secretary this                      day of            , 2010.

RegeneRx Biopharmaceuticals, Inc.
By:
Attest:

By: